NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2013

HIGHLIGHTS:

•	All time record net income for the current quarter of $25.6 million, an increase of 32 percent from the prior year third quarter net income of $19.4 million.

•	Current quarter diluted earnings per share of $0.35, an increase of 30 percent from the prior year third quarter diluted earnings per share of $0.27.

•	Completed the acquisition of North Cascades Bancshares, Inc., and its subsidiary, North Cascades National Bank in Chelan, Washington.

•	Excluding the acquisition, the loan portfolio increased $112 million, or 12 percent annualized.

•	Current quarter net interest margin, on a tax-equivalent basis, of 3.56 percent, an increase of 26 basis points from the prior quarter net interest margin of 3.30 percent.

•	Interest income for the current quarter of $69.5 million, an increase of 12 percent from the prior quarter interest income of $62.2 million.

•	Service charges and other fee income of $13.7 million, an increase of 16 percent from the prior quarter service charges and other fee income of $11.8 million.

Results Summary

	Three Months ended			Nine Months ended
(Dollars in thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$25,628	22,702	19,444	69,098	54,758
Diluted earnings per share	$0.35	0.31	0.27	0.95	0.76
Return on average assets (annualized)	1.27%	1.17%	1.03%	1.19%	0.99%
Return on average equity (annualized)	10.85%	9.78%	8.68%	9.96%	8.32%

KALISPELL, MONTANA, October 24, 2013 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $25.6 million for the current quarter, an increase of $6.2 million, or 32 percent, from the $19.4 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.35 per share, an increase of $0.08, or 30 percent, from the prior year third quarter diluted earnings per share of $0.27. “We had a good quarter in just about every aspect of the operation, topped off with the completion of our purchase of North Cascades Bancshares, Inc.,” said Mick Blodnick President and Chief Executive Officer. “Loan growth for the second consecutive quarter was stronger than expected, we improved our net interest margin substantially during the quarter and credit trends and costs both moved in a positive direction. These results were all the more gratifying considering today’s challenging operating environment,” Blodnick said.

Net income for the nine months ended September 30, 2013 was $69.1 million, an increase of $14.3 million, or 26 percent, from the $54.8 million of net income for the prior year first nine months. Diluted earnings per share for the first nine months of the current year was $0.95 per share, an increase of $0.19, or 25 percent, from the diluted earnings per share in the prior year first nine months.

On July 31, 2013, the Company completed the acquisition of North Cascades Bancshares, Inc. (“NCBI”), and its subsidiary, North Cascades National Bank which has community bank offices in Brewster, Chelan, East Wenatchee, Grand Coulee, Okanogan, Omak, Twisp, Waterville, and Wenatchee, Washington. North Cascades National Bank operates as a division of Glacier Bank under the name “North Cascades Bank, division of Glacier Bank.” Cash of $13.8 million and 687,876 shares of the Company’s common stock were issued in the acquisition which resulted in $10.2 million of goodwill. As a result of the NCBI acquisition and the Wheatland Bankshares, Inc. (“Wheatland”) acquisition on May 31, 2013, the Company incurred $335 thousand of legal and professional expenses in connection with the acquisitions in the current quarter and $1.1 million in the nine months ended September 30, 2013. The Company’s results of operations and financial condition include the acquisition of NCBI and the acquisition of Wheatland from the acquisition dates. The following table provides information on the fair value of selected classifications of assets and liabilities acquired:

	NCBI	Wheatland
(Dollars in thousands)	July 31, 2013	May 31, 2013	Total
Total assets	$330,028	$300,541	$630,569
Investment securities, available-for-sale	48,058	75,643	123,701
Loans receivable	215,986	171,199	387,185
Non-interest bearing deposits	76,105	30,758	106,863
Interest bearing deposits	218,875	224,439	443,314
Federal Home Loan Bank advances	—	5,467	5,467

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	December 31, 2012	September 30, 2012
Cash and cash equivalents	$254,684	187,040	172,399	67,644	82,285
Investment securities, available-for-sale	3,318,953	3,683,005	3,586,355	(364,052)	(267,402)
Loans receivable
Residential real estate	583,817	516,467	528,177	67,350	55,640
Commercial	2,828,287	2,278,905	2,272,959	549,382	555,328
Consumer and other	588,995	602,053	606,958	(13,058)	(17,963)
Loans receivable	4,001,099	3,397,425	3,408,094	603,674	593,005
Allowance for loan and lease losses	(130,765)	(130,854)	(136,660)	89	5,895
Loans receivable, net	3,870,334	3,266,571	3,271,434	603,763	598,900
Other assets	603,959	610,824	602,017	(6,865)	1,942
Total assets	$8,047,930	7,747,440	7,632,205	300,490	415,725

Investment securities decreased $402 million, or 11 percent, during the current quarter and decreased $364 million, or 10 percent, from December 31, 2012 as the Company implemented a strategy to reduce the overall size of this portfolio. The Company continued to purchase investment securities during the current quarter, although at a much slower pace. With the growth in the loan portfolio it affords the Company the opportunity to retain higher yielding assets than what the Company could achieve with investment securities. At September 31, 2013, investment securities represented 41 percent of total assets, down from 48 percent at December 31, 2012 and 47 percent at September 30, 2012.

An encouraging trend over the last three quarters has been the organic loan growth. Excluding the loans receivable from acquisitions, the loan portfolio increased $111.7 million, or 3 percent, during the current quarter and increased $205.8 million, or 6 percent, from the prior year third quarter with increases in both the commercial real estate and commercial and industrial loan categories. Excluding the acquisitions, the largest dollar increase was in commercial loans, which increased $98.8 million, or 4 percent, from the prior quarter and increased $226.5 million, or 10 percent, from the prior year third quarter. Included in the $98.8 current quarter increase in commercial loans was an increase of $63.9 million of commercial real estate loans and $34.9 million increase in commercial and industrial loans. Excluding the acquisitions, residential real estate loans increased $22.8 million, or 4 percent, from the prior quarter and increased $13.3 million, or 3 percent, from the prior year third quarter. The decreases in consumer and other loans was primarily attributable to customers paying off home equity lines of credit as they refinanced their first mortgage.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012
Allowance for loan and lease losses
Balance at beginning of period	$130,854	137,516	137,516
Provision for loan losses	5,085	21,525	19,250
Charge-offs	(8,962)	(34,672)	(24,789)
Recoveries	3,788	6,485	4,683
Balance at end of period	$130,765	130,854	136,660
Other real estate owned	$36,531	45,115	57,650
Accruing loans 90 days or more past due	174	1,479	3,271
Non-accrual loans	88,293	96,933	115,856
Total non-performing assets [1]	$124,998	143,527	176,777
Non-performing assets as a percentage of subsidiary assets	1.56%	1.87%	2.33%
Allowance for loan and lease losses as a percentage of non-performing loans	148%	133%	115%
Allowance for loan and lease losses as a percentage of total loans	3.27%	3.85%	4.01%
Net charge-offs as a percentage of total loans	0.13%	0.83%	0.59%
Accruing loans 30-89 days past due	$26,401	27,097	28,434
__________
1 As of September 30, 2013, non-performing assets have not been reduced by U.S. government guarantees of $4.0 million.

During the first nine months of 2013, the Company continued to diligently and methodically reduce non-performing assets. Non-performing assets at September 30, 2013 were $125 million, a decrease of $5.5 million, or 4 percent, during the current quarter and a decrease of $51.8 million, or 29 percent, from a year ago. The largest category of non-performing assets was the land, lot and other construction category which was $55.3 million, or 44 percent, of the non-performing assets at September 30, 2013. Included in this category was $25.8 million of land development loans and $15.0 million in unimproved land loans at September 30, 2013. The Company has continued to reduce the land, lot and other construction category over the prior two years. The Company’s early stage delinquencies (accruing loans 30-89 days past due) of 26.4 million at September 30, 2013 increased $4.3 million, or 20 percent, from the prior quarter and decreased $2.0 million, or 7 percent, from the prior year third quarter early stage delinquencies.

“We continued to make good progress in improving our overall asset quality and that was again evident this quarter as non-performing assets declined further, delinquencies remained at low levels and net charge-offs through the third quarter were far better than our expectations and in line with our historical averages before the credit downturn,” said Blodnick.

At September 30, 2013, the allowance for loan and lease losses (“allowance”) was $131 million, a decrease of $89 thousand, or less than 1 percent, from December 31, 2012 and a decrease of $5.9 million, or 4 percent, from a year ago. The allowance was 3.27 percent of total loans outstanding at September 30, 2013, a decrease of 58 basis points from 3.85 percent at December 31, 2012. Excluding the acquired banks, the allowance was 3.60 percent of total loans outstanding at September 30, 2013, a 33 basis points increase from the 3.27 allowance percentage at September 30, 2013. Such difference was primarily attributable to no allowance carried over from the acquisitions as result of the acquired loans being recorded at fair value. The allowance was 148 percent of non-performing loans at September 30, 2013, an increase from 133 percent at December 31, 2012 and an increase from 115 percent at September 30, 2012.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2013	$1,907	2,025	3.27%	0.66%	1.56%
Second quarter 2013	1,078	1,030	3.56%	0.60%	1.64%
First quarter 2013	2,100	2,119	3.84%	0.95%	1.79%
Fourth quarter 2012	2,275	8,081	3.85%	0.80%	1.87%
Third quarter 2012	2,700	3,499	4.01%	0.83%	2.33%
Second quarter 2012	7,925	7,052	3.99%	1.41%	2.69%
First quarter 2012	8,625	9,555	3.98%	1.24%	2.91%
Fourth quarter 2011	8,675	9,252	3.97%	1.42%	2.92%

Net charged-off loans of $2.0 million during the current quarter increased $995 thousand, or 97 percent, compared to the prior quarter and decreased $1.5 million, or 42 percent, from the prior year third quarter. The current quarter provision for loan losses of $1.9 million increased $829 thousand from the prior quarter and decreased $793 thousand from the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	December 31, 2012	September 30, 2012
Non-interest bearing deposits	$1,397,401	1,191,933	1,180,066	205,468	217,335
Interest bearing deposits	4,215,479	4,172,528	4,023,031	42,951	192,448
Repurchase agreements	314,313	289,508	414,836	24,805	(100,523)
FHLB advances	967,382	997,013	917,021	(29,631)	50,361
Other borrowed funds	8,466	10,032	10,152	(1,566)	(1,686)
Subordinated debentures	125,526	125,418	125,382	108	144
Other liabilities	71,556	60,059	71,560	11,497	(4)
Total liabilities	$7,100,123	6,846,491	6,742,048	253,632	358,075

Excluding the acquisitions, non-interest bearing deposits at September 30, 2013 increased $85.2 million, or 7 percent, during the current quarter and increased $111 million, or 9 percent, since September 30, 2012. Interest bearing deposits of $4.215 billion at September 30, 2013 included $328 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposit and certificate accounts). Excluding the acquisitions, interest bearing deposits at September 30, 2013 decreased $125 million, or 3 percent, during the current quarter and included a decrease of $44 million in wholesale deposits. Excluding the acquisition, interest bearing deposits at September 30, 2013 decreased $252 million, or 6 percent, from September 30, 2012 primarily the result of a decrease of $417 million in wholesale deposits.

Repurchase agreements of $314 million at September 30, 2013 decreased $100 million, or 24 percent, from the prior year third quarter and was primarily a result of a decrease of $107 million in wholesale repurchase agreements. Federal Home Loan Bank (“FHLB”) advances have remained relatively stable compared to the prior year end and the prior year third quarter and will fluctuate as necessary as the need for funding changes.

Stockholders’ Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	September 30, 2013	December 31, 2012	September 30, 2012	December 31, 2012	September 30, 2012
Common equity	$937,824	852,987	842,301	84,837	95,523
Accumulated other comprehensive income	9,983	47,962	47,856	(37,979)	(37,873)
Total stockholders’ equity	947,807	900,949	890,157	46,858	57,650
Goodwill and core deposit intangible, net	(139,934)	(112,274)	(112,765)	(27,660)	(27,169)
Tangible stockholders’ equity	$807,873	788,675	777,392	19,198	30,481
Stockholders’ equity to total assets	11.78%	11.63%	11.66%
Tangible stockholders’ equity to total tangible assets	10.22%	10.33%	10.34%
Book value per common share	$12.76	12.52	12.37	0.24	0.39
Tangible book value per common share	$10.87	10.96	10.81	(0.09)	0.06
Market price per share at end of period	$24.68	14.71	15.59	9.97	9.09

Tangible stockholders’ equity of $808 million increased $19.2 million, or 2 percent, from the prior year end as a result of Company stock issued in connection with the acquisitions and an increase in earnings retention which was offset by the decrease in accumulated other comprehensive income. Tangible book value per common share of $10.87 decreased $0.09 per share from the prior year end as a result of the increased Company stock issued in the acquisitions.

Cash Dividend
On September 26, 2013, the Company’s Board of Directors declared a cash dividend of $0.15 per share, payable October 17, 2013 to shareholders of record on October 8, 2013. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2013
Compared to June 30, 2013 and September 30, 2012

Revenue Summary

	Three Months ended
(Dollars in thousands)	September 30, 2013	June 30, 2013	September 30, 2012
Net interest income
Interest income	$69,531	62,151	62,015
Interest expense	7,186	7,185	8,907
Total net interest income	62,345	54,966	53,108
Non-interest income
Service charges, loan fees, and other fees	15,119	12,971	13,019
Gain on sale of loans	7,021	7,472	8,728
(Loss) gain on sale of investments	(403)	241	—
Other income	2,136	2,538	2,227
Total non-interest income	23,873	23,222	23,974
	$86,218	78,188	77,082
Net interest margin (tax-equivalent)	3.56%	3.30%	3.24%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	June 30, 2013	September 30, 2012	June 30, 2013	September 30, 2012
Net interest income
Interest income	$7,380	$7,516	12%	12%
Interest expense	1	(1,721)	—%	(19)%
Total net interest income	7,379	9,237	13%	17%
Non-interest income
Service charges, loan fees, and other fees	2,148	2,100	17%	16%
Gain on sale of loans	(451)	(1,707)	(6)%	(20)%
(Loss) gain on sale of investments	(644)	(403)	(267)%	n/m
Other income	(402)	(91)	(16)%	(4)%
Total non-interest income	651	(101)	3%	—%
	$8,030	$9,136	10%	12%

_______
n/m - not measurable

Net Interest Income
The current quarter interest income of $69.5 million increased $7.4 million, or 12 percent, over the prior quarter primarily as a result of the increase in interest income on commercial loans and the increase in interest income on the investment portfolio. The $4.4 million, or 15 percent, increase in commercial loan interest income from the prior quarter was driven by an increased volume of commercial loans during the current quarter. The current quarter increase in interest income on the investment portfolio was primarily a result of a decrease in premium amortization (net of discount accretion) on the investment securities (“premium amortization”). The Company experienced a decrease in premium amortization for a third consecutive quarter, compared to significant increases experienced during the preceding seven quarters. Included in the current quarter’s interest income was $15.2 million of premium amortization on investment securities compared to $18.4 million in the prior quarter. The current quarter decrease in premium amortization on investment securities was $3.2 million compared to a decrease of $3.0 million in premium amortization in the prior quarter.

The current quarter interest income of $69.5 million increased $7.5 million, or 12 percent, over the prior year third quarter and was also driven by the increase in interest income on the commercial loans and the increase in interest income on the investment portfolio. The current quarter interest income on commercial loans of $34.3 million increased $4.0 million, or 13 percent, over the prior year third quarter as a result of increased volume of commercial loans. The current quarter interest income on investment securities of $19.5 million increased $4.3 million, or 28 percent, over the prior year third quarter of which $4.3 million was attributable to the decrease in premium amortization.

The current quarter interest expense of $7.2 million was unchanged from the prior quarter and decreased $1.7 million, or 19 percent, from the prior year third quarter. The decrease in interest expense from the prior year third quarter was a result of decreases in borrowing and deposit interest rates. The cost of total funding (including non-interest bearing deposits) for the current quarter was 41 basis points compared to 43 basis points for the prior quarter and 54 basis points for the prior year third quarter.

The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.56 percent, an increase of 26 basis points from the prior quarter net interest margin of 3.30 percent. The increase in the net interest margin was driven by an increased yield on the investment securities and a shift in the earning assets from investment securities to the higher yielding loan portfolio. The current quarter increase in the investment securities yield was primarily attributable to a decrease in the premium amortization which was consistent with the prior quarter. Of the 33 basis points increase in yield on the investment securities during the current quarter, 28 basis points was due to the decrease in premium amortization. The premium amortization in the current quarter accounted for a 82 basis points reduction in the net interest margin compared to a 103 basis points reduction in the prior quarter and 111 basis points reduction in the net interest margin in the prior year third quarter. “The Bank’s continued focus on quality loan growth was significant to the improvement in net interest income and the net interest margin,” said Ron Copher, Chief Financial Officer.  “The reduction in premium amortization combined with the changing mix of the earning assets should trend well for the remainder of 2013.”

Non-interest Income
Non-interest income for the current quarter totaled $23.9 million, an increase of $651 thousand over the prior quarter and a decrease of $101 thousand over the same quarter last year. Service charge fee income increased $2.1 million, or 17 percent, from the prior quarter and increased $2.1 million, or 16 percent, from the prior year third quarter which was driven by increases in deposit accounts and changes in internal deposit processing. Gain of $7.0 million on the sale of loans for the current quarter decreased $451 thousand, or 6 percent, from the prior quarter and decreased $1.7 million, or 20 percent, from the prior year third quarter. As expected, the Company experienced a slowdown in refinance activity as mortgage rates moved up significantly in the third quarter. The decrease in gain on sale of loans was more than offset by the decrease in premium amortization on investment securities, both of which were attributable to the continuing slowdown of refinance activity. Other income of $2.1 million for the current quarter decreased $402 thousand, or 16 percent, from the prior quarter primarily as a result of a decrease in income related to other real estate owned (“OREO”). Included in other income was operating revenue of $92 thousand from OREO and gain of $341 thousand on the sales of OREO, which totaled $433 thousand for the current quarter compared to $715 thousand for the prior quarter and $531 thousand for the prior year third quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	September 30, 2013	June 30, 2013	September 30, 2012
Compensation and employee benefits	$27,469	24,917	24,046
Occupancy and equipment	6,421	5,906	6,001
Advertising and promotions	1,897	1,621	1,820
Outsourced data processing	1,232	813	801
Other real estate owned	1,049	2,968	6,373
Federal Deposit Insurance Corporation premiums	1,331	1,154	1,767
Core deposit intangibles amortization	693	505	532
Other expense	10,276	10,597	8,838
Total non-interest expense	$50,368	48,481	50,178

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	June 30, 2013	September 30, 2012	June 30, 2013	September 30, 2012
Compensation and employee benefits	$2,552	$3,423	10%	14%
Occupancy and equipment	515	420	9%	7%
Advertising and promotions	276	77	17%	4%
Outsourced data processing	419	431	52%	54%
Other real estate owned	(1,919)	(5,324)	(65)%	(84)%
Federal Deposit Insurance Corporation premiums	177	(436)	15%	(25)%
Core deposit intangibles amortization	188	161	37%	30%
Other expense	(321)	1,438	(3)%	16%
Total non-interest expense	$1,887	$190	4%	—%

Non-interest expense of $50.4 million for the current quarter increased by $1.9 million, or 4 percent, from the prior quarter and increased by $190 thousand, or 38 basis points, from the prior year third quarter. Compensation and employee benefits increased by $2.6 million, or 10 percent, from the prior quarter and increased $3.4 million, or 14 percent, from the prior year third quarter primarily as a result of the acquisitions. Outsourced data processing expense increased $419 thousand, or 52 percent, from the prior quarter and increased $431 thousand, or 54 percent, from the prior year third quarter again as a result of the acquired banks’ outsourced data processing expense. OREO expense decreased $1.9 million, or 65 percent, from the prior quarter and decreased $5.3 million, or 84 percent, from the prior year third quarter. The current quarter OREO expense of $1.0 million included $418 thousand of operating expense, $394 thousand of fair value write-downs, and $237 thousand of loss on sale of OREO. OREO expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosed properties. Other expense increased by $1.4 million, or 16 percent, over the prior year third quarter primarily from legal and professional expenses associated with the acquisitions and other miscellaneous expense.

Efficiency Ratio
The efficiency ratio for the current quarter was 54 percent compared to 55 percent for the prior year third quarter. The decrease in the efficiency ratio was primarily driven by the increase in net interest income which exceeded the increase non-interest expense.

Operating Results for Nine Months ended September 30, 2013
Compared to September 30, 2012

Revenue Summary

	Nine Months ended
(Dollars in thousands)	September 30, 2013	September 30, 2012	$ Change	% Change
Net interest income
Interest income	$189,637	$194,091	$(4,454)	(2)%
Interest expense	21,829	27,549	(5,720)	(21)%
Total net interest income	167,808	166,542	1,266	1%
Non-interest income
Service charges, loan fees, and other fees	39,765	36,861	2,904	8%
Gain on sale of loans	23,582	23,063	519	2%
Loss on sale of investments	(299)	—	(299)	n/m
Other income	6,997	6,179	818	13%
Total non-interest income	70,045	66,103	3,942	6%
	$237,853	$232,645	$5,208	2%
Net interest margin (tax-equivalent)	3.34%	3.48%

_______
n/m - not measurable

Net Interest Income
Net interest income for the first nine months of the current year increased $1.3 million, or 1 percent, over the same period last year. Interest income for the first nine months of the current year decreased $4.5 million, or 2 percent, from the prior year first nine months and was principally due to the increase in premium amortization on investment securities earlier this year and the reduction of yields on the loan portfolio. Interest income was reduced by $55.0 million in premium amortization on investment securities during the first nine months of the current year which was an increase of $6.3 million from the first nine months of the prior year. Such decrease in interest income were partially offset by an increased volume in commercial loans and investment securities.

Interest expense for the first nine months of the current year decreased $5.7 million, or 21 percent, from the prior year first nine months and was primarily attributable to the decreases in interest rates on interest bearing deposits and borrowings.  The funding cost (including non-interest bearing deposits) for the first nine months of 2013 was 43 basis points compared to 57 basis points for the first nine months of 2012.

The net interest margin, on a tax-equivalent basis, for the first nine months of 2013 was 3.34 percent, a 14 basis points reduction from the net interest margin of 3.48 percent for the first nine months of 2012. The reduction was a result of lower yields on loans and higher premium amortization on investment securities, both of which outpaced the reduction in funding cost. The premium amortization for the first nine months of 2013 accounted for a 103 basis points reduction in the net interest margin, which was an increase of 8 basis points compared to the 95 basis points reduction in the net interest margin for the same period last year.

Non-interest Income
Non-interest income of $70.0 million for the first nine months of 2013 increased $3.9 million, or 6 percent, over the same period last year. Gains of $23.6 million on the sale of loans for the first nine months of 2013 increased $519 thousand, or 2 percent, from the first nine months of 2012. Other income for the first nine months of 2013 increased $818 thousand, or 13 percent, over the first nine months of 2012. Included in other income was operating revenue of $247 thousand from OREO and gains of $1.6 million on the sale of OREO, which totaled $1.9 million for the first nine months of 2013 compared to $1.5 million for the same period in the prior year.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	September 30, 2013	September 30, 2012	$ Change	% Change
Compensation and employee benefits	$76,963	71,290	5,673	8%
Occupancy and equipment	18,152	17,794	358	2%
Advertising and promotions	5,066	4,935	131	3%
Outsourced data processing	2,870	2,435	435	18%
Other real estate owned	4,901	15,394	(10,493)	(68)%
Federal Deposit Insurance Corporation premiums	3,789	4,779	(990)	(21)%
Core deposit intangibles amortization	1,684	1,619	65	4%
Other expense	28,858	27,167	1,691	6%
Total non-interest expense	$142,283	145,413	(3,130)	(2)%

Compensation and employee benefits for the first nine months of 2013 increased $5.7 million, or 8 percent, from the same period last year. OREO expense of $4.9 million in the first nine months of 2013 decreased $10.5 million, or 68 percent, from the first nine months of the prior year. Outsourced data processing expense increased $435 thousand, or 18 percent, from the prior year first nine months as a result of the acquired banks outsourced data processing expense. The OREO expense for the first nine months of 2013 included $2.0 million of operating expenses, $2.4 million of fair value write-downs, and $538 thousand of loss on sale of OREO. Other expense for the first nine months of 2013 increased by $1.7 million, or 6 percent, from the first nine months of the prior year and was principally attributable to the legal and professional expenses associated with the acquisitions.

Provision for loan losses
The provision for loan losses was $5.1 million for the first nine months of 2013, a decrease of $14.2 million, or 74 percent, from the same period in the prior year. Net charged-off loans during the first nine months of 2013 was $5.2 million, a decrease of $14.9 million from the first nine months of 2012.

Efficiency Ratio
The efficiency ratio was 55 percent for the first nine months of 2013 and 53 percent for the first nine months of 2012. Although there was an increase in non-interest income and net interest income during the first nine months of the current year over the prior year, it was not enough to offset the increase in non-interest expense, excluding OREO expense, resulting in the increased efficiency ratio.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 72 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio, including as a result of a slow recovery in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a slow economic recovery, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital in the future;

•	competition from other financial services companies in the Company’s markets;

•	loss of services from the CEO and senior management team;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Assets
Cash on hand and in banks	$130,285	105,272	123,270	98,772
Interest bearing cash deposits and federal funds sold	124,399	27,184	63,770	73,627
Cash and cash equivalents	254,684	132,456	187,040	172,399
Investment securities, available-for-sale	3,318,953	3,721,377	3,683,005	3,586,355
Loans held for sale	61,505	95,495	145,501	118,986
Loans receivable	4,001,099	3,673,456	3,397,425	3,408,094
Allowance for loan and lease losses	(130,765)	(130,883)	(130,854)	(136,660)
Loans receivable, net	3,870,334	3,542,573	3,266,571	3,271,434
Premises and equipment, net	168,633	161,918	158,989	159,386
Other real estate owned	36,531	40,713	45,115	57,650
Accrued interest receivable	44,261	43,593	37,770	39,359
Deferred tax asset	47,957	35,115	20,394	20,462
Core deposit intangible, net	10,228	7,262	6,174	6,665
Goodwill	129,706	119,509	106,100	106,100
Non-marketable equity securities	52,192	49,752	48,812	50,363
Other assets	52,946	47,053	41,969	43,046
Total assets	$8,047,930	7,996,816	7,747,440	7,632,205
Liabilities
Non-interest bearing deposits	$1,397,401	1,236,104	1,191,933	1,180,066
Interest bearing deposits	4,215,479	4,122,093	4,172,528	4,023,031
Securities sold under agreements to repurchase	314,313	300,024	289,508	414,836
Federal Home Loan Bank advances	967,382	1,217,445	997,013	917,021
Other borrowed funds	8,466	8,489	10,032	10,152
Subordinated debentures	125,526	125,490	125,418	125,382
Accrued interest payable	3,568	3,824	4,675	4,654
Other liabilities	67,988	54,345	55,384	66,906
Total liabilities	7,100,123	7,067,814	6,846,491	6,742,048
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	743	736	719	719
Paid-in capital	689,751	672,035	641,737	641,737
Retained earnings - substantially restricted	247,330	232,849	210,531	199,845
Accumulated other comprehensive income	9,983	23,382	47,962	47,856
Total stockholders’ equity	947,807	929,002	900,949	890,157
Total liabilities and stockholders’ equity	$8,047,930	7,996,816	7,747,440	7,632,205
Number of common stock shares issued and outstanding	74,307,951	73,564,900	71,937,222	71,937,222

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Nine Months ended
(Dollars in thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Interest Income
Residential real estate loans	$7,320	7,026	7,740	21,606	23,019
Commercial loans	34,291	29,865	30,293	92,788	91,764
Consumer and other loans	8,447	7,909	8,826	24,220	26,809
Investment securities	19,473	17,351	15,156	51,023	52,499
Total interest income	69,531	62,151	62,015	189,637	194,091
Interest Expense
Deposits	3,398	3,474	4,485	10,584	14,048
Securities sold under agreements to repurchase	209	210	395	646	997
Federal Home Loan Bank advances	2,730	2,648	3,116	8,029	9,715
Federal funds purchased and other borrowed funds	54	54	53	160	176
Subordinated debentures	795	799	858	2,410	2,613
Total interest expense	7,186	7,185	8,907	21,829	27,549
Net Interest Income	62,345	54,966	53,108	167,808	166,542
Provision for loan losses	1,907	1,078	2,700	5,085	19,250
Net interest income after provision for loan losses	60,438	53,888	50,408	162,723	147,292
Non-Interest Income
Service charges and other fees	13,711	11,818	11,939	36,115	33,722
Miscellaneous loan fees and charges	1,408	1,153	1,080	3,650	3,139
Gain on sale of loans	7,021	7,472	8,728	23,582	23,063
(Loss) gain on sale of investments	(403)	241	—	(299)	—
Other income	2,136	2,538	2,227	6,997	6,179
Total non-interest income	23,873	23,222	23,974	70,045	66,103
Non-Interest Expense
Compensation and employee benefits	27,469	24,917	24,046	76,963	71,290
Occupancy and equipment	6,421	5,906	6,001	18,152	17,794
Advertising and promotions	1,897	1,621	1,820	5,066	4,935
Outsourced data processing	1,232	813	801	2,870	2,435
Other real estate owned	1,049	2,968	6,373	4,901	15,394
Federal Deposit Insurance Corporation premiums	1,331	1,154	1,767	3,789	4,779
Core deposit intangibles amortization	693	505	532	1,684	1,619
Other expense	10,276	10,597	8,838	28,858	27,167
Total non-interest expense	50,368	48,481	50,178	142,283	145,413
Income Before Income Taxes	33,943	28,629	24,204	90,485	67,982
Federal and state income tax expense	8,315	5,927	4,760	21,387	13,224
Net Income	$25,628	22,702	19,444	69,098	54,758
Basic earnings per share	$0.35	0.31	0.27	0.95	0.76
Diluted earnings per share	$0.35	0.31	0.27	0.95	0.76
Dividends declared per share	$0.15	0.15	0.13	0.44	0.39
Average outstanding shares - basic	73,945,523	72,480,019	71,933,141	72,804,321	71,925,664
Average outstanding shares - diluted	74,021,871	72,548,172	71,973,985	72,869,475	71,925,761

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Nine Months ended
	September 30, 2013			September 30, 2013
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$635,337	7,320	4.61%	$615,974	21,606	4.68%
Commercial loans	2,696,655	34,291	5.04%	2,451,211	92,788	5.06%
Consumer and other loans	592,023	8,447	5.66%	589,078	24,220	5.50%
Total loans [1]	3,924,015	50,058	5.06%	3,656,263	138,614	5.07%
Tax-exempt investment securities [2]	1,110,211	15,978	5.76%	1,032,296	45,357	5.86%
Taxable investment securities [3]	2,506,432	8,780	1.40%	2,629,107	20,726	1.05%
Total earning assets	7,540,658	74,816	3.94%	7,317,666	204,697	3.74%
Goodwill and intangibles	132,872			120,498
Non-earning assets	320,623			339,495
Total assets	$7,994,153			$7,777,659
Liabilities
Non-interest bearing deposits	$1,298,559	—	—%	$1,206,170	—	—%
NOW accounts	1,008,108	325	0.13%	981,261	884	0.12%
Savings accounts	559,382	69	0.05%	523,298	200	0.05%
Money market deposit accounts	1,136,420	570	0.20%	1,044,797	1,581	0.20%
Certificate accounts	1,130,511	2,227	0.78%	1,111,127	6,945	0.84%
Wholesale deposits [4]	318,697	207	0.26%	482,520	974	0.27%
FHLB advances	1,121,049	2,730	0.97%	1,015,597	8,029	1.06%
Repurchase agreements, federal funds purchased and other borrowed funds	430,838	1,058	0.97%	427,604	3,216	1.01%
Total funding liabilities	7,003,564	7,186	0.41%	6,792,374	21,829	0.43%
Other liabilities	53,628			57,301
Total liabilities	7,057,192			6,849,675
Stockholders’ Equity
Common stock	740			729
Paid-in capital	683,618			659,337
Retained earnings	246,085			233,303
Accumulated other comprehensive income	6,518			34,615
Total stockholders’ equity	936,961			927,984
Total liabilities and stockholders’ equity	$7,994,153			$7,777,659
Net interest income (tax-equivalent)		$67,630			$182,868
Net interest spread (tax-equivalent)			3.53%			3.31%
Net interest margin (tax-equivalent)			3.56%			3.34%
__________

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $4.9 million and $13.9 million on tax-exempt investment security income for the three and nine months ended September 30, 2013, respectively.

[3]	Includes tax effect of $381 thousand and $1,141 thousand on investment security tax credits for the three and nine months ended September 30, 2013, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	December 31, 2012	September 30, 2012
Custom and owner occupied construction	$40,187	40,327	39,937	—%	1%
Pre-sold and spec construction	38,702	34,970	46,149	11%	(16)%
Total residential construction	78,889	75,297	86,086	5%	(8)%
Land development	75,282	80,132	88,272	(6)%	(15)%
Consumer land or lots	111,331	104,229	109,648	7%	2%
Unimproved land	51,986	53,459	54,988	(3)%	(5)%
Developed lots for operative builders	15,082	16,675	19,943	(10)%	(24)%
Commercial lots	15,707	19,654	21,674	(20)%	(28)%
Other construction	99,868	56,109	37,981	78%	163%
Total land, lot, and other construction	369,256	330,258	332,506	12%	11%
Owner occupied	815,401	710,161	703,253	15%	16%
Non-owner occupied	541,688	452,966	450,402	20%	20%
Total commercial real estate	1,357,089	1,163,127	1,153,655	17%	18%
Commercial and industrial	528,792	420,459	401,717	26%	32%
Agriculture	283,801	145,890	157,587	95%	80%
1st lien	738,842	738,854	719,030	—%	3%
Junior lien	76,277	82,083	84,687	(7)%	(10)%
Total 1-4 family	815,119	820,937	803,717	(1)%	1%
Multifamily residential	113,880	93,328	95,766	22%	19%
Home equity lines of credit	298,935	319,779	326,878	(7)%	(9)%
Other consumer	128,374	109,019	108,069	18%	19%
Total consumer	427,309	428,798	434,947	—%	(2)%
Other	88,469	64,832	61,099	36%	45%
Total loans receivable, including loans held for sale	4,062,604	3,542,926	3,527,080	15%	15%
Loans held for sale [1]	(61,505)	(145,501)	(118,986)	(58)%	(48)%
Total	$4,001,099	3,397,425	3,408,094	18%	17%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2013	September 30, 2013
Custom and owner occupied construction	$1,270	1,343	2,468	1,270	—	—
Pre-sold and spec construction	1,157	1,603	5,993	409	—	748
Total residential construction	2,427	2,946	8,461	1,679	—	748
Land development	25,834	31,471	38,295	15,029	—	10,805
Consumer land or lots	3,500	6,459	9,332	1,993	—	1,507
Unimproved land	14,977	19,121	25,369	13,150	—	1,827
Developed lots for operative builders	2,284	2,393	6,471	1,547	—	737
Commercial lots	2,978	1,959	2,002	309	—	2,669
Other construction	5,776	5,105	5,111	523	—	5,253
Total land, lot and other construction	55,349	66,508	86,580	32,551	—	22,798
Owner occupied	19,224	15,662	15,845	13,908	—	5,316
Non-owner occupied	5,453	4,621	3,929	2,883	83	2,487
Total commercial real estate	24,677	20,283	19,774	16,791	83	7,803
Commercial and industrial	7,452	5,970	7,060	7,408	35	9
Agriculture	2,488	6,686	6,894	1,785	—	703
1st lien	20,959	25,739	30,578	17,167	6	3,786
Junior lien	5,648	6,660	9,213	5,497	48	103
Total 1-4 family	26,607	32,399	39,791	22,664	54	3,889
Multifamily residential	—	253	253	—	—	—
Home equity lines of credit	5,599	8,041	7,502	5,151	—	448
Other consumer	399	441	462	264	2	133
Total consumer	5,998	8,482	7,964	5,415	2	581
Total	$124,998	143,527	176,777	88,293	174	36,531

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from	% Change from
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	December 31, 2012	September 30, 2012
Custom and owner occupied construction	$—	5	852	(100)%	(100)%
Pre-sold and spec construction	772	893	—	(14)%	n/m
Total residential construction	772	898	852	(14)%	(9)%
Land development	917	191	774	380%	18%
Consumer land or lots	504	762	850	(34)%	(41)%
Unimproved land	311	422	1,126	(26)%	(72)%
Developed lots for operative builders	9	422	129	(98)%	(93)%
Commercial lots	68	11	—	518%	n/m
Total land, lot and other construction	1,809	1,808	2,879	—%	(37)%
Owner occupied	7,261	5,523	6,849	31%	6%
Non-owner occupied	2,509	2,802	4,927	(10)%	(49)%
Total commercial real estate	9,770	8,325	11,776	17%	(17)%
Commercial and industrial	4,176	1,905	2,803	119%	49%
Agriculture	725	912	345	(21)%	110%
1st lien	5,142	7,352	4,462	(30)%	15%
Junior lien	881	732	750	20%	17%
Total 1-4 family	6,023	8,084	5,212	(25)%	16%
Multifamily Residential	226	—	191	n/m	18%
Home equity lines of credit	1,770	4,164	3,433	(57)%	(48)%
Other consumer	1,130	1,001	943	13%	20%
Total consumer	2,900	5,165	4,376	(44)%	(34)%
Total	$26,401	27,097	28,434	(3)%	(7)%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2013
Custom and owner occupied construction	$(1)	24	24	—	1
Pre-sold and spec construction	128	2,489	2,516	187	59
Total residential construction	127	2,513	2,540	187	60
Land development	(97)	3,035	2,654	247	344
Consumer land or lots	486	4,003	2,537	838	352
Unimproved land	435	636	543	466	31
Developed lots for operative builders	(36)	1,802	1,257	74	110
Commercial lots	250	362	41	254	4
Other construction	(130)	—	—	—	130
Total land, lot and other construction	908	9,838	7,032	1,879	971
Owner occupied	271	1,312	1,254	1,124	853
Non-owner occupied	375	597	232	471	96
Total commercial real estate	646	1,909	1,486	1,595	949
Commercial and industrial	1,382	2,651	1,790	2,319	937
Agriculture	21	125	95	21	—
1st lien	347	5,257	2,864	511	164
Junior lien	145	3,464	2,668	288	143
Total 1-4 family	492	8,721	5,532	799	307
Multifamily residential	(31)	43	86	—	31
Home equity lines of credit	1,516	2,124	1,412	1,702	186
Other consumer	109	262	133	453	344
Total consumer	1,625	2,386	1,545	2,155	530
Other	4	1	—	7	3
Total	$5,174	28,187	20,106	8,962	3,788

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